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EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                  Quarter Ended
                                                  Dec. 31, 1997
                                                  -------------

1.    Net income                                       $115,000
                                                       ========
2.    Weighted average common shares outstanding        549,703
                                                       ========
3.    Basic earnings per share                         $   0.21
                                                       ========